Exhibit A


Exhibit Index:

     1. Exhibit A - Joint Filing Agreement, dated as of March 7, 2002 (by and among Warburg, Pincus Equity Partners, L.P., Warburg Pincus & Co. and Warburg Pincus LLC pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of
1934) filed with the SEC with Form 13G on March 7, 2002, is incorporated by reference.

The original statement shall be signed by each person on whose behalf the statement is filed or his authorized representative. If the statement is signed on behalf of a person by his authorized representative other than an executive officer or general partner of the filing person, evidence of the representative's authority to sign on behalf of such person shall be filed with the statement, provided, however, that a power of attorney for this purpose which is already on file with the Commission may be incorporated by reference. The name and any title of each person who signs the statement shall be typed or printed beneath his signature.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. SEE Sec. 240.13d-7 for other parties for whom copies are to be sent.


ATTENTION: INTENTIONAL MISSTATEMENTS OR OMISSIONS OF FACT CONSTITUTE FEDERAL CRIMINAL VIOLATIONS (SEE 18 U.S.C. 1001)